EXHIBIT 99.2

Investor Release

FOR IMMEDIATE RELEASE	CONTACT:

04/19/04	Walt Riker, 630-258-8680
Anna Rozenich, 630-623-7316

McDonald's Board of Directors Elects Charlie Bell President and CEO;
Andrew J. McKenna Elected Non-Executive Chairman

Oak Brook, IL (April 19, 2004) Today, following the sudden death of Chairman and Chief Executive Officer Jim Cantalupo, the board of directors of McDonald's Corporation announced that Charlie Bell, 43, currently President and Chief Operating Officer, has been elected President and CEO. The Board also announced that Andrew J. McKenna, 74, the Board's presiding director, has been elected non-executive Chairman of the Board.

These appointments are effective immediately.

In making these announcements, the board said:

"Perhaps the greatest legacy that Jim Cantalupo left to our McDonald's system, is the talent and commitment of the senior management team he assembled.

"We can never replace Jim's brilliance or leadership, but we will honor him by continuing his passion for McDonald's.

"Charlie Bell has worked side by side with Jim during these past 16 months to revitalize McDonald's all over the world. He is ideally suited and prepared to continue Jim's remarkable focus and discipline on our business.

"Andy McKenna will work closely with Charlie and the entire management team to ensure that this transition is smooth and effective for the McDonald's system worldwide."